UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2020 (September 21, 2020)

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37886	81-1527911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street, Suite 700 Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 732-6400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CSTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 4, 2020 CapStar Financial Holdings, Inc. (“CapStar”) announced the hiring of Michael J. Fowler as CapStar’s new Chief Financial Officer, to be effective July 1, 2020. The transition was reflected in a Current Report on Form 8-K, filed on May 5, 2020. On May 12, 2020 CapStar announced the compensatory arrangements made with Mr. Fowler, which were reflected in a Current Report on Form 8-K/A, filed on May 12, 2020.

On September 21, 2020, Mr. Fowler advised CapStar that due to an unexpected family health matter, he will not be able to continue in his role as CapStar’s Chief Financial Officer. Accordingly, CapStar has announced that Mr. Fowler will continue with CapStar as its Treasurer, and has announced that Denis J. Duncan will join CapStar as its new Chief Financial Officer. Mr. Duncan will also serve in the same roles with CapStar’s wholly owned Bank subsidiary, CapStar Bank. Mr. Duncan will join CapStar on September 21, 2020, the date of his appointment.

Mr. Duncan, age 61, recently retired from PricewaterhouseCoopers (“PwC”) where he served as Partner-in-Charge of PwC’s Southeast banking practice to include having been lead Partner for PwC’s Edward Jones and SunTrust engagements. Mr. Duncan has 38 years of financial services experience advising money-center banks, regional and community banks, broker-dealers, asset managers, insurance companies, and real estate companies. He is well versed in accounting, finance, risk management, industry regulations, and corporate governance. Mr. Duncan graduated summa cum laude from Lipscomb University in Nashville.

Mr. Duncan’s base salary will be $275,000 annually. In addition, Mr. Duncan will be eligible to participate in the CapStar’s Corporate Incentive Plans and Long-Term Incentive Plans, when developed, with a maximum opportunity each of 40% of annual salary, and will be eligible to participate in the CapStar’s benefit plans and 401(k). Mr. Duncan will be entitled to the customary vacation days under CapStar’s policy, including sick days, as well as paid time off specifically allotted so that employees can participate in community service activities. Mr. Duncan will also be reimbursed for his relocation expenses up to $ 100,000, which reimbursement would be repayable to CapStar if Mr. Duncan were to voluntarily terminate his employment with CapStar within the first 36 months.

Item 7.01	Regulation FD Disclosure.

On September 21, 2020 CapStar issued a press release announcing the transition of Mr. Fowler and the appointment of Mr. Duncan. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1	CapStar’s Press Release Dated September 21, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

By:	/s/ Steve Groom
Steve Groom
Chief Risk Officer and General Counsel

Date: September 21, 2020